UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2004

VAXGEN, INC.
(Exact name of Registrant as Specified in its Charter)

DELAWARE	0-26483	94-3236309
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 MARINA BLVD., SUITE 200, BRISBANE, CALIFORNIA 94005
(Address of Principal Administrative Offices)

Registrant’s Telephone Number, Including Area Code: (650) 624-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

          VaxGen, Inc. is filing this Amendment No. 2 to its Current Report on Form 8-K as an exhibit-only filing in connection with the resolution of a confidential treatment request made to the Securities and Exchange Commission.

          On November 17, 2004, VaxGen filed a current report on Form 8-K, as amended by the Form 8-K/A also filed on November 17, 2004 (together, the “Original 8-K”) announcing the entry into a contract with the Department of Health and Human Services to provide the United States government with up to 75 million doses of anthrax vaccine for civilian defense over a five year period (the “Agreement”). The Agreement was filed as Exhibit 99.1 to the Original 8-K. VaxGen is refiling the Agreement as Exhibit 99.1 to this Amendment on Form 8-K/A. The redactions to the Agreement have been amended in accordance with the revised application for confidential treatment filed separately by VaxGen with the Securities and Exchange Commission. Confidential treatment has been requested for certain portions of Exhibit 99.1.

SECTION 9—FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1

Contract No. HHSO100200500001C, between the Department of Health and Human Services, Office of Research and Development Coordination and Office of Public Health Emergency Preparedness and VaxGen, Inc. dated November 4, 2004.*

*	Confidential treatment requested. The redacted portions have been separately filed with the SEC as required by Rule 406 of Regulation C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VaxGen, Inc.
(Registrant)

Dated: January 12, 2006	By:	/s/ Kevin C. Lee

Kevin C. Lee
Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1

Contract No. HHSO100200500001C, between the Department of Health and Human Services, Office of Research and Development Coordination and Office of Public Health Emergency Preparedness and VaxGen, Inc. dated November 4, 2004.*

*	Confidential treatment requested. The redacted portions have been separately filed with the SEC as required by Rule 406 of Regulation C.